                             SETTLEMENT AGREEMENT


          This Settlement Agreement is made this      day of November, 1995, by
and among William Anastos ("Anastos"), John A. Geishecker, Jr. ("Geishecker"), Gary Sable ("Sable"), Henry G. Libby ("Libby"), Rule Industries, Inc., a Massachusetts corporation ("Rule"), and Greenfield Industries, Inc., a Delaware corporation ("Greenfield").

                                   RECITALS:


          A. Rule has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 11, 1995, with Greenfield and Rule Acquisition Corp., a wholly-owned subsidiary of Greenfield ("RAC"), pursuant to which RAC will be merged (the "Merger") with and into Rule and Greenfield will become the sole stockholder of the surviving corporation.

          B.  The parties desire to address certain unresolved issues.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valid consideration and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

          1. On the effective date of the Merger (the "Effective Date"), Anastos and Greenfield will enter into the Disclosure Agreement attached hereto as Exhibit A.

          2. On the date of execution of this Agreement, Rule's Board of Directors will accelerate all of the currently unvested nonqualified stock options held by Anastos. Anastos agrees to surrender to Rule for cancellation all unexercised stock options prior to the Effective Date and will be deemed to have exercised such options immediately prior to the Effective Date. As a result, on the Effective Date Anastos will become entitled to a payment for each option share equal to the difference between $15.30 per share and the exercise price set forth in the relevant option and will be eligible to participate in the liquidating trust that will be established on or prior to the Effective Date on the basis of his ownership of the shares deemed issued upon exercise of such options as well as all other shares of Rule owned by Anastos.

          3. Anastos agrees to purchase, and Rule agrees to cause Rule International, Inc. to sell to Anastos, immediately following the Effective Date, the airplane owned by Rule International, Inc. for aggregate consideration in cash or by certified check or $135,000 plus the outstanding amount owed as of November 17, 1995 under the loan secured by a mortgage on such plane to United Jersey Bank ($522,839 in principal as of November 17, 1995).

          4. On the date of execution of this Agreement, Rule will transfer to Anastos for no additional consideration all of its right, title and interest in and to the two automobiles, being a Jaguar and a Corvette, currently used by Anastos, free and clear of any encumbrances, obligations and liens.


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

          5. On the date of execution of this Agreement, Rule will enter into the agreement with Telemarketing Services Center, Inc. ("TSC") attached hereto as Exhibit B. In connection with the transition in telemarketing services contemplated by such agreement, Anastos will, upon the request of Rule following the Merger, act as coordinator to resolve any issues or disputes that may arise during such transition.

          6. On the date of execution of this Agreement, Geishecker, Sable and Anastos Will enter into an amendment of the partnership agreement of RAGS III, a Massachusetts general partnership ("RAGS III"), in the form attached hereto as Exhibit C, in order to extend the term of the agreement to June 30,1996. In addition, Anastos, Geishecker, Sable and Greenfield agree that they will take all action necessary to permit the sale of all right, title and interest in and to the real property held by RAGS III to Rule as soon after the Effective Date as practicable at a price of $2,400,000 pursuant to a purchase and sale agreement dated October 18, 1995. Anastos, Geishecker and Sable agree that promptly following the consummation of the sale of such property, they will take all action necessary to dissolve and liquidate RAGS III and will use their best efforts to distribute the net assets of RAGS III to the partners within thirty days after such sale.

          7. Anastos will remain on fully paid leave of absence as the president of Rule until the Effective Date, at which time Anastos will tender his written resignation as the president and a director of Rule.

          8. Anastos hereby represents that all the shares of Rule stock in which he has any legal or beneficial interest are identified on Schedule I attached hereto (the "Shares"). On the date of execution of this Agreement, Anastos shall execute and deliver to Rule, as Greenfield's representative, the proxy attached hereto as Exhibit l) (the "Proxy") and shall cause every other person or entity who has legal title to any of the Shares to execute and deliver on such date a proxy with respect to such Shares in substantially the same form as the Proxy. Anastos will neither take nor permit any action that shall prevent him or any other record holder of any of the Shares from holding good legal title to such Shares, free and clear of all encumbrances, at all times from the date of this Agreement until the Effective Date. In the event that the Merger Agreement is terminated and/or this Agreement is terminated pursuant to paragraph 20 hereof, Rule shall promptly return all proxies delivered pursuant to this Paragraph to the persons or entities who executed them.

          9. Rule, Greenfield, Geishecker, Sable and Libby for themselves and their respective parent corporations, divisions, subsidiaries, affiliates, predecessors, heirs, successors, administrators, executors, assigns, officers, directors, shareholders, employees, attorneys, agents and representatives, hereby, release and forever discharge Anastos and his heirs, successors. assigns, administrators, executors, attorneys, agents and representatives from any and all causes of action, demands, covenants, contracts, agreements, sums of money, damages, debts, accounts, liabilities, attorneys' fees, and claims of every name and nature, known and unknown, arising or which may have existed from the beginning of the world to this date, but excluding any claims arising directly out of Anastos's obligations under this Agreement and the use of funds and assets of RAGS II, a Massachusetts partnership ("RAGS II") and RAGS III unless directly related to the good faith operation, management and administration of RAGS II and RAGS III.

          10. Anastos for himself individually and for his heirs, successors, administrators, executors, assigns, attorneys, agents and representatives, hereby releases and forever discharges Rule, Greenfield, Geishecker, Sable and Libby and their respective parent corporations, divisions, subsidiaries, affiliates, predecessors, heirs, successors, assigns, administrators, executors, past, present and future officers, directors, shareholders, employees, attorneys, agents and representatives from any and all causes of action, demands, covenants, contracts, agreements, sums of money, damages, debts, accounts, liabilities, attorneys' fees, and claims of every name and nature, known and unknown, arising or which may have existed from the beginning of the world to this date, but excluding any claims arising directly out of the obligations of Rule, Greenfield, Geishecker and Sable under this Agreement, the obligation of RAGS III under the S400,000 promissory note to Rule assigned by Rule to Anastos and the use of funds and assets of RAGS II and RAGS III unless directly related to the good faith operation, management and administration of RAGS II and RAGS III.

          11. This Agreement shall be effective as a full and final accord and satisfaction of all matters released by paragraphs 9 and 10 hereof. Rule, Greenfield, Geishecker, Sable, Anastos and Libby acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Agreement, that it is their intention hereby fully, finally and forever to settle and release all released matters and that, in furtherance of such intention, the releases given herein shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts.

          12. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

          13. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns and paragraphs 9 and 10 hereof shall inure to the benefit of the persons and entities referred to therein.

          14. Neither this Agreement nor any provision or part hereof shall constitute, or be construed as, an admission of liability by any party hereof.

          15. This Agreement supersedes all prior agreements and understandings, oral or written, between the parties hereto and constitutes the entire agreement between them as to the subject matter hereof.

          16. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

          17. This Agreement may not be modified or amended orally.

          18. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

          19. The Liquidating Trust Agreement, the Indemnification Agreement and the Disston Arbitration Agreement in the forms attached hereto as Exhibit E with such changes as shall be made in good faith in response to written comments from the Securities and Exchange Commission shall be executed by all parties thereto immediately prior to the effective time of the Merger.

          20. This Agreement shall be null and void if the Merger does not occur on or before March 31, 1996.

          NOW, THEREFORE, the parties hereto have executed this Agreement under seal effective as of the date first above written.



                                       RULE INDUSTRIES, INC.

Witness: [Signature appears here]
        ----------------------------
                                       By: [Signature appears here]
                                          -----------------------------
Date:       11/20/95                   Title:
     -------------------------------



                                       GREENFIELD INDUSTRIES, INC.


Witness: [Signature appears here]      By: /s/ Paul W. Jones
        ----------------------------      -----------------------------
Date:       11/20/95                   Title:  PRESIDENT & CEO
     -------------------------------


Witness: [Signature appears here]           /s/ William N. Anastos
        ----------------------------    -------------------------------
Date:          11/20/95                         William N. Anastos
     -------------------------------


Witness: [Signature appears here]           /s/ John A. Geishecker, Jr.
        ----------------------------    -------------------------------
Date:          11/20/95                         John A. Geishecker, Jr.
     -------------------------------

Witness: [Signature appears here]           /s/ Gary Sable
        ----------------------------    -------------------------------
Date:          11/20/95                         Gary Sable
     -------------------------------

Witness: [Signature appears here]           /s/ Henry G. Libby
        ----------------------------    -------------------------------
Date:          11/20/95                         Henry G. Libby
     -------------------------------


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